UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): March 3, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


             671 Westburne Dr, Concord, Ontario L4K 4Z1, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Officers. On March 3, 2014, the Board of Directors of Empire Global Corp. (the "Company") appointed Sharad Mistry to serve as Chief Financial Officer and Corporate Controller and also appointed Julian L. Doyle as Secretary effective immediately.

Mr. Mistry has over 30 years of experience in the areas of corporate finance, business, and risk management. He is a Chartered Professional Accountant and was previously Vice President of Financial Services for one of Canada's leading retail chains. Since 1996, he has provided services as Chief Financial Officer, and/or Chief Executive Officer to corporations, including publicly listed companies in Canada (Toronto Stock Exchange) and the U.S (NASDAQ), and financial, project management, mergers and acquisition and consultancy services. Sharad's industry experience includes work with oil and gas, battery manufacturing, investment management firms, automotive accessories design and manufacturing, apparel manufacturing, retail, biotechnology research and development, franchise operations, information technology, mining and services businesses. He is currently Director, and member of Audit Committee of a publically listed high tech company Wi2Wi Corporation operating out of San Jose, CA.

Mr. Doyle has a broad based corporate/commercial practice in which he acts for a wide variety of businesses, advising them on matters of mergers and acquisitions, debt and equity financing, corporate governance, risk management, commercial contracts, financial and regulatory matters. He is a member of the Canadian Bar Association and a significant part of Julian's practice involves advising Canadian and non-Canadian clients on international trade and international financing matters and he is active in assisting clients to achieve their objectives in multiple jurisdictions. Julian is also very active in the rapidly growing technology area and he provides advice on a wide range of intellectual property, information technology and e-commerce issues. Julian is a director of a number of private and public companies. Julian has been a lecturer in business law at the Bar Admissions Course. He has been practising law since 1985.

Election of Directors. On March 3, 2014, the Board of Directors elected Sharad Mistry and Julian L. Doyle as Directors to take effect immediately.


Item 8.01 OTHER EVENTS

On March 3, 2014 the Company formed an Advisory Committee to oversee the development of new business related to the recently announced letters of intent to acquire gaming operators based in Italy.

On the same day the Company appointed Julian L. Doyle as Chairman of the Advisory Committee and Mr. Doyle appointed Mr. Sharad Mistry and Mr. Michael Ciavarella to the committee to take effect immediately.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit 99.1 - Press Release dated March 3, 2014.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  March 3, 2014.                    EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHAEL CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer